Exhibit 99.1

AVROBIO to Explore Strategic Alternatives

CAMBRIDGE, Mass.--(BUSINESS WIRE)—July 12, 2023 -- AVROBIO, Inc. (Nasdaq: AVRO), a leading clinical-stage gene therapy company working to free people from a lifetime of genetic disease, today announced that it has completed a review of its business, including the status of its programs, resources, and capabilities. AVROBIO has made the determination to halt further development of its programs and to conduct a comprehensive exploration of strategic alternatives focused on maximizing shareholder value.

As part of this evaluation process, AVROBIO will explore potential strategic alternatives that may include, but are not limited to, an acquisition, merger, business combination, or other transaction. There can be no assurance that its exploration will result in AVROBIO pursuing a transaction or that any transaction, if pursued, will be completed on attractive terms, if at all. AVROBIO has not set a timetable for completion of this evaluation process and does not intend to disclose further developments unless and until it is determined that further disclosure is appropriate or necessary.

Forward-Looking Statements

This press release contains forward-looking statements, including statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by forward-looking terminology such as “aims,” “anticipates,” “believes,” “continue,” “could,” “designed to,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “strives,” “should,” “will,” and similar expressions or the negative of these terms. These forward-looking statements include, without limitation, statements relating to our conducting a comprehensive evaluation of strategic alternatives focused on maximizing shareholder value; exploring potential strategic alternatives that may include, but are not limited to, an acquisition, merger, business combination, or other transaction and the completion of such a review process. Any such statements in this press release that are not statements of historical fact may be deemed to be forward-looking statements.

Any forward-looking statements in this press release are based on AVROBIO’s current expectations, estimates and projections about our industry as well as management’s current beliefs and expectations of future events only as of today and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks relating to volatility and uncertainty in the capital markets for biotechnology and gene therapy companies; availability of suitable third parties with which to conduct contemplated strategic transactions; whether we will be able to pursue a strategic transaction, or whether any transaction, if pursued, will be completed on attractive terms or at all; and whether our cash resources will be sufficient to fund our foreseeable and unforeseeable operating expenses and capital requirements. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause AVROBIO’s actual results to differ materially and adversely from those contained in the forward-looking statements, see the section entitled “Risk Factors” in AVROBIO’s most recent Annual or Quarterly Report, as well as discussions of potential risks, uncertainties and other important factors in AVROBIO’s subsequent filings with the Securities and Exchange Commission. AVROBIO explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

Investor Contact:
Christopher F. Brinzey
Westwicke, an ICR Company
339-970-2843
chris.brinzey@westwicke.com

Media Contact:
Kit Rodophele
Ten Bridge Communications
617-999-9620
krodophele@tenbridgecommunications.com